AMENDMENT NO. 2
                                     TO THE
                              DECLARATION OF TRUST
                                       OF

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST

                           Effective January 20, 1997

         WHEREAS, Section 5(a) of Article III of the Declaration of Trust provides that the Trustees may establish and designate a new Series of Shares to be effective upon execution by a majority of the Trustees of an instrument setting forth the new names;

         WHEREAS, the Trustees have determined that it is appropriate and in the interests of the Trust to establish a new Series of Shares to be designated as "American Century - Benham Inflation-Adjusted Treasury Fund";

         RESOLVED, that Article III, Section 8 of the Declaration of Trust for the American Century Government Income Trust is hereby amended as follows:

                  Section 8. Trustees' Establishment and Designation of Series. The Board of Trustees hereby establishes and designates American Century - Benham GNMA Fund, American Century - Benham Government Agency Money Market Fund, American Century - Benham Short-Term Treasury Fund, American Century - Benham Intermediate-Term Treasury Fund, American Century - Benham Long-Term Treasury Fund and American Century - Benham Inflation Adjusted Treasury Fund as Series of the Trust with the relative rights and preferences as described in Section 6 of Article III.

         RESOLVED FURTHER, that the assets and liabilities of the Trust shall be allocated among the series of the Trust as set forth in Article III, Section 6 of the Declaration of Trust.

TRUSTEES OF THE BENHAM GOVERNMENT INCOME TRUST

/s/ James M. Benham                       1/20/97           /s/ Ezra Solomon                          1/20/97
----------------------------------------  -------------     ----------------------------------------  -------
James M. Benham*                          Date              Ezra Solomon*                             Date


/s/ Albert A. Eisenstat                   1/20/97           /s/ Isaac Stein                           1/20/97
----------------------------------------  -------------     ----------------------------------------  -------
Albert A. Eisenstat*                      Date              Isaac Stein*                              Date


/s/ Ronald J. Gilson                      1/20/97           /s/ James E. Stowers III                  1/20/97
----------------------------------------  -------------     ----------------------------------------  -------
Ronald J. Gilson*                         Date              James E. Stowers III*                     Date


/s/ Myron S. Scholes                      1/20/97           /s/ Jeanne D. Wohlers                     1/20/97
----------------------------------------  -------------     ----------------------------------------  -------
Myron S. Scholes*                         Date              Jeanne D. Wohlers*                        Date


/s/ Kenneth E. Scott                      1/20/97
----------------------------------------  -------
Kenneth E. Scott*                         Date



*By:   /s/Douglas A. Paul                                Date:  January 20, 1997
       -------------------------------------------------
       Douglas A. Paul, Esq.
       Pursuant to Power of Attorney dated March 4, 1996